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EXHIBIT 4.7


                                   ALCAN INC.

                                             Issuer

                                       and

                              BANKERS TRUST COMPANY

                                            Trustee

                  --------------------------------------------

                          SIXTH SUPPLEMENTAL INDENTURE
                            Dated as of April 8, 2002

                  ---------------------------------------------

                          Supplemental to the Indenture
                            dated as of May 15, 1983,
                               as supplemented by
                         a First Supplemental Indenture
                          dated as of January 1, 1986,
                         a Second Supplemental Indenture
                           dated as of June 30, 1989,
                         a Third Supplemental Indenture
                           dated as of July 19, 1989,
                         a Fourth Supplemental Indenture
                         dated as of July 17, 1990, and
                         a Fifth Supplemental Indenture
                           dated as of January 1, 1995
                  --------------------------------------------


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                  THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of April 8, 2002, between Alcan Inc., f/k/a Alcan Aluminium Limited, a corporation duly organized and existing under the laws of Canada (the "Issuer"), and Bankers Trust Company, a banking corporation duly organized and existing under the laws of the State of New York (the "Trustee"),

                              W I T N E S S E T H:

                  WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture dated as of May 15, 1983 between the Issuer and the Trustee, as amended by the First Supplemental Indenture thereto, dated as of January 1, 1986, the Second Supplemental Indenture thereto dated as of June 30, 1989, the Third Supplemental Indenture thereto, dated as of July 19, 1989, the Fourth Supplemental Indenture thereto, dated as of July 17, 1990 and the Fifth Supplemental Indenture thereto, dated as of January 1, 1995 (as so amended, the "Indenture"), and to provide, among other things, for the authentication, delivery and administration thereof; and the Issuer duly authorized the execution and delivery of the Indenture;

                  WHEREAS, five series of Securities: the Issuer's $200,000,000 in aggregate principal amount of 6.25% Debentures Due 2008, the Issuer's $100,000,000 in aggregate principal amount of 7.25% Debentures Due 2028, and the Issuer's $400,000,000 in aggregate principal amount of 6.45% Debentures Due 2011, the Issuer's $400,000,000 in aggregate principal amount of 7.45% Debentures Due 2031 (such five series, collectively, the "Existing Series"), have been issued and are outstanding pursuant to the Indenture;

                  WHEREAS, Section 8.1 of the Indenture provides that the Indenture may be amended without the consent of any Holder, inter alia, (i) to make provisions with respect to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable, provided that such action shall not adversely affect the interests of the Holders of Securities of any series and (ii) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3;

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                  WHEREAS, the Issuer desires to amend, and the Trustee has
consented to the amendment of, the Indenture by this Sixth Supplemental Indenture in order to add certain provisions to the Indenture with respect to any series of Securities issued under the Indenture other than the Existing Series;

                  WHEREAS, pursuant to a Certificate of Amendment, dated March 1, 2001, executed under Section 179 of the Canada Business Corporations Act (the "CBCA"), and duly filed with the Director under the CBCA (the "Director"), the Issuer has changed its name to "Alcan Inc.", and the Issuer and the Trustee wish to acknowledge said name change;

                  WHEREAS, the Issuer is duly authorized to execute and deliver this Sixth Supplemental Indenture, and all other things necessary to make the Indenture, as hereby supplemented and amended, a valid indenture and agreement according to its terms have been done;

                  NOW, THEREFORE, in consideration of the premises and of the covenants contained in the Indenture, the Issuer and the Trustee hereby agree as follows:

SECTION 1. AMENDMENTS TO SECTION 2.3 OF THE INDENTURE.

                  The second paragraph of Section 2.3 of the Indenture is hereby amended as follows:

                  (A) The following is added after clause (10) of such second paragraph:

                  "(11) any provisions necessary to permit or facilitate the issuance, payment, exercise or conversion of any Securities of a series that may be converted into securities or other property, including, without limitation, the Issuer's common shares, preference shares, debt securities (including Securities) or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at the option of the Issuer or otherwise;"; and

                  (B) Clauses (11) and (12) of such paragraph are renumbered
(12) and (13), respectively.

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SECTION 2. ACKNOWLEDGMENT OF CHANGE OF ISSUER NAME.

                  The Issuer and the Trustee hereby acknowledge that pursuant to a Certificate of Amendment, dated March 1, 2001, and duly filed with the Director, the Issuer has changed its name to "Alcan Inc."

SECTION 3. RATIFICATION OF THE INDENTURE.

                  As hereby amended and supplemented, the Indenture is hereby ratified and its provisions confirmed in all respects. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the validity or sufficiency of such recitals.

SECTION 4. MISCELLANEOUS.

                  (A) Certain Capitalized Terms. Capitalized terms used but not defined in this Sixth Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture, as heretofore supplemented.

                  (B) Effectiveness. This Sixth Supplemental Indenture will become effective upon its execution and delivery by the Issuer and the Trustee.

                  (C) Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Company contained in the Indenture, as supplemented and amended by this First Supplemental Indenture, will bind the Company and its successors and assigns and will inure to the benefit of the Trustee and its successors and assigns.

                  (D) Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                  (E) Counterparts. This Sixth Supplemental Indenture may be executed in any number of separate counterparts each of which shall be an original; but such separate counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the Issuer and the Trustee hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                     ALCAN INC.


                                     By:    /s/ Roy Millington
                                            ------------------------------------
                                            Name:        Roy Millington
                                            Title:       Corporate Secretary

(Corporate Seal)


Attest:


By:     /s/ Pierre D. Chenard
        -----------------------------------
        Name:           Pierre D. Chenard
        Title:          Assistant Secretary


                                     BANKERS TRUST COMPANY,
                                     as Trustee


                                     By:       /s/ Susan Johnson
                                               ---------------------------------
                                               Name:       Susan Jonhson
                                               Title:      Vice President

(Corporate Seal)


Attest:


By:     /s/ Shafiq Tadanji
        -----------------------------------
        Name:           Shafiq Tadanji
        Title:          Vice President


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Canada                                     )
                                           )
Province Of Quebec                         )       s.s.:
                                           )
District Of Montreal                       )

                  On this 8th day of April, 2002 before me personally came Roy Millington, to me personally known, who, being by me duly sworn, did depose and say that he resides at 483 Strathcona, Westmount, Qc, H3Y 2X2, that he is Corporate Secretary of Alcan Inc., one of the corporations described in and which executed the above instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(SEAL)

                                                /s/ Carmela Ientile
                                                --------------------------------
                                                    Commissioner of Oaths


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State of New York                  )
                                   )    s.s.:
County of New York                 )

                  On this 9th day of April, 2002 before me personally came Susan Johnson, to me personally known, who, being by me duly sworn, did depose and say that she resides at E. 46th St. Brooklyn, N.Y. 11203, that she is Vice President of Bankers Trust Company, one of the corporations described in and which executed the above instrument; and that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

(NOTARIAL SEAL)

                                              /s/ A. Hendricks
                                              --------------------------------
                                              Notary Public
                                              State of New York No. 01HE6063947
                                              Qualified in New York County
                                              Commission expires Sept. 10, 2005